                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 and Prospectus of our report dated January 13, 2000 relating to the financial statements of Tower Financial Corporation for the year ended December 31, 1999, which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                                      /s/ PricewaterhouseCoopers

Chicago, Illinois
May 20, 2002